UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2023, The Hertz Corporation (“THC”) entered into Amendment No. 7 to Credit Agreement (“Amendment No. 7”), by and among THC, the subsidiary borrowers party thereto as borrowers from time to time (the “Subsidiary Borrowers”), Rental Car Intermediate Holdings, LLC, the other guarantors party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and a 2023 Incremental Term Lender (as defined therein), which amends that certain Credit Agreement, dated as of June 30, 2021, by and among THC, the Subsidiary Borrowers, the several lenders and issuing lenders from time to time party thereto, and the Administrative Agent (as amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Facility” and, as amended by Amendment No. 7, the “Amended First Lien Credit Facility”). Pursuant to the terms of Amendment No. 7, THC incurred incremental term “B” loans in an aggregate principal amount of $500 million (the “Incremental Term Loans”).

The proceeds of the Incremental Term Loans will be used (i) to repay certain outstanding revolving loans under the First Lien Credit Facility, (ii) for working capital and general corporate purposes and any other purpose not prohibited by the Amended First Lien Credit Facility, and (iii) to pay fees, expenses, and costs relating to the transaction. The Incremental Term Loans bear interest based on, at THC’s option, an alternate base rate or term SOFR, in each case, plus an initial applicable margin of (a) 2.75% per annum in the case of the alternate base rate loans, or (b) 3.75% per annum in the case of the term SOFR loans. In addition to paying interest on the outstanding principal on the Incremental Term Loans, the Amended First Lien Credit Facility requires the Incremental Term Loans to be repaid in quarterly installments beginning March 31, 2024 until maturity, in an amount equal to 0.25% of the aggregate original principal amount together with all accrued interest thereon. Unless otherwise extended in accordance with the Amended First Lien Credit Facility, the Incremental Term Loans will mature on June 30, 2028.

Certain of lenders that are party to the Amended First Lien Credit Facility and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, and other services to THC and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of Amendment No. 7 is qualified in its entirety by reference to Amendment No. 7, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description
10.1
Amendment No. 7, dated as of November 17, 2023, to Credit Agreement, dated as of June 30, 2021, by and among The Hertz Corporation, the subsidiary borrowers party thereto as borrowers from time to time, Rental Car Intermediate Holdings, LLC, the other guarantors party thereto and Barclays Bank PLC, as administrative agent and a 2023 incremental term lender

104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary
Date: November 17 2023